UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: August 27, 2021

PURE HARVEST CORPORATE GROUP, INC.

(Name of registrant as specified in its charter)

Colorado	333-212055	71-0942431
State of Incorporation	Commission File Number	IRS Employer Identification No.

7400 E. Crestline Circle, #130

Greenwood Village, CO 80111 Address of principal executive offices

(800) 924-3716

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [X]

Item 1.01.	Amendment to a Material Definitive Agreement

On July 2, 2021, the Company entered into a Definitive Share Purchase Agreement (the “Agreement”) with Kingpins International, Inc. (“Kingpins”).

The equity investment is to occur in two tranches. For the first tranche, Kingpins was to pay

$15,000,000 for shares of the Company’s restricted common or preferred stock on or prior to August 16, 2021. For the second tranche, Kingpins was to pay $15,000,000 for shares of the Company’s restricted common or preferred stock within ninety (90) days of the funding of the first tranche.

The Company and Kingpins have mutually agreed to extend the first tranche full payment date to thirty (30) days from the effective date of the Agreement. The description of the transaction contemplated does not purport to be complete and is qualified in its entirety by reference to the actual terms of the addendum to the Agreement which has been filed as Exhibit 9.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

10.10       Addendum to the Agreement with Kingpins International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 30, 2021

PURE HARVEST CORPORATE GROUP, INC.

By:	Matthew Gregarek

Chief Executive Officer